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                                                                       EXHIBIT 5

                          [LETTERHEAD OF POPULAR, INC.]

                                  June 28, 2002

Popular, Inc.
209 Munoz Rivera Avenue
Hato Rey, Puerto Rico 00918

                  RE:      POPULAR, INC. - DIVIDEND REINVESTMENT
                           AND STOCK PURCHASE PLAN

Ladies and Gentlemen:

         I have acted as counsel for Popular, Inc. (the "Company") in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Act"), of 3,000,000 shares of common stock (the "Common Stock") of the Company, par value $6 per share (including attached rights to purchase Series A Participating Cumulative Preferred Stock) issuable under the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan") under a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission on or about the date hereof (the "Registration Statement").

         I have examined originals, or copies certified to my satisfaction, of all such corporate records of the Company, agreements and other instruments, certificates of public officials, officers and representatives of the Company and such other documents as I have deemed necessary as a basis for the opinions hereinafter expressed.

         Based on the foregoing and having regard to legal considerations that I deem relevant, I am of the opinion that, when the shares of Common Stock have been issued by the Company as provided under the Plan, such shares of Common Stock will be duly authorized, validly issued and outstanding, fully paid and nonassessable.

         I hereby consent to the inclusion of this opinion as an Exhibit to the Registration Statement and to the reference to me under the caption "Legal Opinion" in the Prospectus constituting a part of the Registration Statement, without implying or admitting that I am an "expert" within the meaning of the Act or the rules


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Popular, Inc.
June 28, 2002
Page 2

and regulations of the Securities and Exchange Commission promulgated thereunder with respect to any part of the Registration Statement.

                                          Very truly yours,



                                          /s/ Brunilda Santos de Alvarez

                                          Brunilda Santos de Alvarez